Exhibit 23.2








                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 28, 1996 appearing on page 64 of AMF Bowling Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts."






PricewaterhouseCoopers LLP

Virginia Beach, Virginia
March 17, 1999